Exhibit 99.1

SEPARATION AGREEMENT AND

COMPLETE RELEASE OF LIABILITY

Michael R. Wilson and Exelis Inc. have reached the following Agreement. In this Agreement, “Employee” refers to Michael R. Wilson and the “Company” refers to Exelis Inc. or, as applicable, a division or subsidiary of Exelis Inc.

1. Benefits. Employee has advised the Company that he wishes to retire. In consideration of the Employee remaining with the Company to assist his replacement during the transition, the Company agrees with Employee as follows, provided that (i) Employee executes and does not revoke this Agreement and (ii) Employee executes and does not revoke the additional Separation Agreement and Complete Release of Liability (the “Second Release”) as set forth on the attached Exhibit A within the time period set forth in the Second Release following Employee’s Termination Date (as defined below):

A. Employee’s active full-time employment with the Company will cease on March 31, 2013 (also referred to as the “Termination Date”). In the event Employee becomes disabled on or prior to his Termination Date, his entitlement to any short-term disability and/or long-term disability benefits shall be determined in accordance with the applicable short-term or long-term disability plans and the treatment of any such benefits in coordination with the above payments will be in accordance with the terms of such disability plans.

B. If Employee executes, and does not revoke either this Agreement or the Second Release, and agrees to all terms and conditions of this Agreement and the Second Release, Employee will receive twelve (12) months of severance payments. During the Severance Pay period beginning April 1, 2013 through March 31, 2014 (the “Severance End Date”), the Company shall continue to pay Employee his present base salary at the rate of Four Hundred Thousand One Hundred dollars ($400,100) per year, paid in normal bi-weekly payments (“Severance Pay”) pursuant to the Company’s normal payroll procedures.

Employee agrees that beginning April 1, 2013, and for a period of one year during which time he receives severance payments under this Agreement, he will not:

(i) perform any work, directly or indirectly, alone or as a partner, joint venture participant, officer, director, consultant, agent, independent contractor, advisor, representative or security holder of any company or business, in the business of researching, designing, manufacturing and / or providing defense products and services to the U.S. and other governments in competition with the business of Exelis’ Information Systems division, including all legal entities through which Exelis’ Information Systems division conducts business. Employee and the Company agree that the foregoing restriction shall apply and be enforceable worldwide, and in United States.

(ii) directly or indirectly, for Employee or on behalf of any other person, partnership, company, corporation or other entity, solicit or attempt to solicit for the purpose of engaging in competition with the Company including:

a. any customer or client with which Employee had direct contact in the two years prior to his termination, including but not limited to any person or entity for whom Employee performed services on behalf of the Company including Exelis’ Information Services;

b. any person or entity for whom Employee performed services on behalf of the Company including Exelis’ Information Services division in the two years prior to his termination;

c. any person or entity that Company including Exelis’ Information Services division has targeted and contacted in the twelve (12) months immediately preceding Employee’s termination for the purpose of establishing a customer relationship.

(iii) directly or indirectly, for Employee or any third party, solicit, induce, recruit or cause another person then in the employ of the Company, including Exelis’ Information Services division to terminate his or her employment for the purpose of joining, associating or becoming employed with any other business or activity, except as a result of a general hiring announcement.

C. Except as stated in this sub-paragraph C, during the period Employee is receiving Severance Pay, Employee will continue to be eligible for participation in the Company employee benefit plans in accordance with the provisions of such plans.

During the Severance Pay period, Employee will not be eligible to participate in any Company’s short-term or long-term disability plans, accidental death and dismemberment insurance, the Company business travel accident insurance plan or any new employee benefit plan. If currently eligible, Employee will not accrue benefit service and eligibility service in the Exelis Salaried Retirement Plan and will not be eligible to participate in the Company Salaried Investment and Savings Plan. Employee will not be eligible to accrue any vacation or participate in any (i) bonus program, (ii) special termination programs or (iii) any other compensation program, plan, arrangement, practice, policy or perquisite unless specifically authorized in writing signed by the Company and issued to Employee after this Agreement is signed by the Parties. Each severance payment shall be paid in accordance with normal payroll practice.

D. Employee understands that the Company will deduct from the payments provided for in this Agreement, federal, state and local withholding taxes and other deductions the Company is required by law to make from payments to employees. Employee understands that he is not entitled to any compensation or benefits or any other payment from the Company, including but not limited to any commissions, termination allowance, notice pay or similar pay or allowance, other than as specifically provided in this Agreement, and other than any applicable pension benefits and retiree health insurance benefits for which the Employee may be eligible under the terms of applicable Company benefit plans subject to the terms of such plans. Employee further understands that the Company will deduct from the payments provided for in this Agreement the normal employee contributions to any employee benefit plans in which Employee participates while receiving Severance Pay.

E. Employee will be eligible to receive an annual incentive (bonus) payment for performance year 2012.

Employee will be eligible for pro-rata consideration for any annual incentive (bonus) payment for performance year 2013 based on the months of active service during 2013.

F. Employee will receive payment for any accrued but unused 2013 vacation time. Payment for unused vacation, if any, will be made in a lump sum following the Termination Date, or on a later date as permitted by applicable law. Payment for unused vacation, if any, will not count for any purpose under any employee benefit plan. Employee will not be eligible for any vacation for beyond 2013.

G. Except as expressly stated in this Agreement, the Company will not be responsible for any other expenses incurred by Employee after March 31, 2013.

H. All outstanding long-term incentive awards will be treated in accordance with the applicable plans, terms and conditions of each award. Employee will not be eligible to receive any long-term incentive award for 2013 or beyond.

Employee must seek written approval prior to entering into any transaction involving Exelis securities, including the purchase or sale of any Exelis stock or exercise of any stock options. Six months after the Termination Date, Employee will no longer be subject to the requirement for prior approval before the purchase or sale of Exelis stock. Employee is also subject to the securities laws and Exelis’ “insider trading” policies in respect of any transaction Employee effects while in possession of material non-public information regarding Exelis stock.

I. Employee is solely responsible for all taxes that may result from Employee’s receipt of the amounts payable to Employee under this Agreement, and neither the Company nor any of its affiliates makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences to Employee of Employee’s receipt of any benefit or payment hereunder, including, but not limited to, under Section 409A of the Internal Revenue Code of 1986, as amended.

J. Employee will resign as an officer of Exelis and as a director or officer of any subsidiary or affiliate of Exelis, effective March 31, 2013.

K. Automobile Allowance — Employee will continue to receive his current automobile allowance until his Severance End Date.

L. Financial Counseling — Employee will be eligible for Senior Executive Financial Counseling through tax year 2013. Any reimbursement made pursuant to this paragraph will be imputed income, subject to normal tax treatment.

2. Payments; Individual Negotiation. Payment of the amounts described in Paragraph 1 Benefits, shall commence as set forth in this Agreement and shall not commence sooner than eight (8) days following Employee’s execution of the Second Release.

3. Complete Release. This release shall be effective on Employee’s Severance End Date. Employee understands that all or part of his job duties may be assigned to another person or persons who are less than forty years old or younger than Employee. Employee agrees to release the Company, any company that is or was directly or indirectly the parent or subsidiary of, related to or affiliated with the Company, any Company benefit plans and the employees, administrators, fiduciaries, agents, officers and directors of any of them, and any predecessors, successors or assigns, from all claims or demands Employee may have arising out of or relating to Employee’s employment with the Company or the termination of that employment. This includes, but is not limited to, a release of any rights or claims Employee may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment, including the Older Workers Benefit Protection Act, Executive Order 11141 ; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Family Medical Leave Act; the Americans with Disabilities Act, as amended, which prohibits discrimination based upon disability; the Rehabilitation Act of 1973, the Fair Labor Standards Act; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act of 1974, the Ledbetter Fair Pay Act, Executive Order 11236, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866; the Immigration Reform and Control Act, the Uniformed Services Employment and Reemployment Rights Act, the Sarbanes-Oxley Act, the Genetic Information Nondiscrimination Act, the False Claims Act, the National Labor Relations Act, or any other federal, state or local laws, regulations or orders. This also includes, but is not limited to, a release by Employee of any contractual or tort claims or other claims arising under common law including, but not limited to, any claims for wrongful discharge. This release covers both claims that Employee knows about and those he may not know about but does not release future claims pursuant to Paragraph 8, Non-Release of Future Claims.

This release, however, does not preclude Employee from enforcing the terms of this Agreement. Nor does this release include a release of any pension benefits, workers’ compensation benefits or other vested benefit for which Employee may be eligible under the terms of applicable Company benefit plans.

Employee agrees and intends that the foregoing release shall be construed in the broadest sense possible and shall be effective as a prohibition to all claims, charges, actions, suits, demands, obligations, damages, injuries, liabilities, losses, and causes of action of every character, nature, kind or description, known or unknown, and suspected or unsuspected that Employee may have against the Company and its agents, successors, assignees and representatives but does not release future claims pursuant to Paragraph 8, Non-Release of Future Claims.

4. Affirmations.

A. Employee affirms that he has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against the Company in any forum or form, nor does Employee have any knowledge or reason to believe that anyone else has filed such a charge or complaint on his behalf, including the types of claims set forth above, and also including any claims under the Family Medical Leave Act and/or the Fair Labor Standards Act, or any similar state or local laws, nor does Employee have any unasserted claims pursuant to a qualified employee retirement or other benefit plan. While this Agreement is not intended to interfere with Employee’s right to file a charge or complaint with an administrative agency in connection with any claim Employee believes he may have against any of the released parties, Employee acknowledges, understands and agrees that if Employee should file such a charge or complaint, or if any agency shall ever assume jurisdiction against the Company on behalf of Employee, he will not accept any benefit or remedy which may be awarded as a result of such charge(s) or complaint(s).

B. This Agreement is not intended to prohibit Employee from filing, in good faith, for and from receiving workers’ compensation benefits from the Company’s workers’ compensation carrier for compensable injuries incurred during and in relation to Employee’s employment. That said, in executing this Agreement, Employee affirms that he is not aware of any work-related injuries for which he does not already have a pending claim for workers’ compensation benefits.

5. Non-Admission of Liability. This Agreement should not be construed as an admission by the Company of any wrongdoing.

6. Reporting. Employee agrees that that he has disclosed all known issues, concerns or complaints regarding any legal, regulatory or compliance requirement of the Company, any direct or indirect parent or subsidiary, officer, director or employee.

7. Non-Release of Future Claims. This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act of 1967 that arise after the date the Employee signs this Agreement.

8. Period for Review and Consideration of Agreement. Employee understands that Employee has been given a period of 21 days to review and consider this Agreement before signing it. Employee further understands that Employee may use as much of this 21-day period as Employee wishes prior to signing. Employee agrees that no change to this Agreement, whether material or immaterial, will restart the running of said 21-day review period.

9. Encouragement to Consult with Attorney. Employee is advised to consider fully the terms of this Agreement and to consult with an attorney before signing this Agreement.

10. Employee’s Right to Revoke Agreement. Employee may revoke this Agreement within seven (7) days after Employee signs it. Revocation can be made by delivering a written notice of revocation to the Senior Vice President, Chief Human Resources Officer, Exelis Inc., 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102. For this revocation to be effective, written notice must be received by said Senior Vice President no later than the seventh (7th) day after Employee signs this Agreement. If mailed, the revocation must be postmarked within the revocation period. If Employee revokes this Agreement within said seven-day period, the Agreement shall not be effective or enforceable, and Employee will not receive the benefits described in Paragraph 1. IF EMPLOYEE DOES NOT REVOKE THIS AGREEMENT AS MENTIONED IN THIS PARAGRAPH 10, THEN THIS AGREEMENT SHALL BECOME EFFECTIVE AND ENFORCEABLE ON THE EIGHTH (8th) DAY AFTER EMPLOYEE SIGNS IT.

11. Termination of Employment. Employee acknowledges that Employee’s employment with the Company will end, and will not be resumed at any time after March 31, 2013, unless the subsequent employment is initiated by the Company. If Employee is re-hired by the Company during the period in which he is receiving Severance Pay, all Severance Pay shall cease upon the date of rehire.

12. Assistance in the Defense of Claims. Employee agrees for up to one year following the Severance End Date, upon reasonable notice from the Company, to assist the Company in the defense of any legal or administrative action or proceeding now pending or which later may be filed by or against the Company or by or against any affiliated or related companies or any of their officers, directors or employees. The Company will reimburse and/or advance monies to Employee for out-of-pocket expenses, if any, incurred in connection with such assistance.

13. Company Property. Employee shall return to the Company on March 31, 2013, any and all Company property which has been entrusted to him/her during his tenure with the Company, including but not limited to any and all physical equipment, documents and electronic information belonging to the Company, or any copies or derivations thereof. Failure to comply with this Section 14 will constitute Disqualifying conduct under Paragraph 16 of this Agreement.

14. Disqualifying Conduct. If during the period Employee is receiving Severance Pay, the Employee, in any material way, (i) breaches the terms of this Agreement, including the Non-Compete provisions of this Agreement; (ii) fails to comply with any Company Letter of Understanding and Assignment of Rights to Intellectual Property or improperly utilizes the Company’s confidential or proprietary information; (iii) without the Company’s prior written consent, induces any employee of the Company to leave the Company employment; or (iv) fails to comply with applicable provisions of the Exelis Inc. Code of Corporate Conduct or applicable Company policies, and fails to take steps to cure or redress any such breach after notice from the Company, then the Company will have no further obligation to provide Severance Pay or make any payments described in Paragraph 1.

15. Non-Disparagement. Employee agrees that he will not make or engage in any disparaging remarks about Company, its employees, and/or its customers. Employee also agrees that he will not have any communication of any type with any of Company’s current or former customers concerning Company, its employees, its work for the government or any aspect of Company’s relationship with the government.

16. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon the Company. Employee’s rights and obligations are personal and may not be assigned or delegated without the Company’s written consent. In the event of Employee’s death, the Company agrees to pay the remaining obligation to the Employee’s beneficiary.

17. Choice of Law. This Agreement shall be governed by and interpreted under the laws of the State of Virginia.

18. Letter of Understanding. Employee agrees to execute and comply with the Letter of Understanding, attached as Exhibit B, including, but not limited to those that relate to post-employment periods. If Employee signed a document(s) during his employment covering more than, all or only a portion of the obligations set forth in Exhibit B or signed no such documentation, Employee hereby agrees to comply with all previously agreed upon obligations and to comply with the Employee’s obligations under Exhibit B for all post-employment periods.

19. Entire Agreement. The Company has used its best efforts to compose this Agreement in a manner calculated to be readily understood by the Employee. This Agreement and any attachments hereto constitute the complete, entire and final agreement between Employee and Company concerning the subject matter expressed herein and supersedes any other prior agreement in writing or otherwise. This Agreement may not be modified or terminated except by a writing signed by both parties. The Company has made no promises to Employee other than those in this Agreement. The parties agree that any Letter of Understanding, Covenant Against Disclosure and Assignment of Rights to Intellectual Property, and any other enforceable agreement containing post-employment obligations owed to the Company by Employee that Employee previously executed shall survive this Agreement and remain in full force and effect. Should any portion of this Agreement be ruled void or unenforceable, such ruling will not affect the enforceability and effect of the remaining provisions of this Agreement. Should Paragraph 3 (“Complete Release”) be ruled void or unenforceable, all remaining provisions of this Agreement will likewise become void and unenforceable. Should any other portion of this Agreement be ruled void or unenforceable, such ruling will not affect the enforceability and effect of the remaining provisions of this Agreement.

20. Compliance with IRC Section 409A. This Agreement is intended to comply with Section 409A and will be interpreted in a manner intended to comply with Section 409A. Notwithstanding anything herein to the contrary, (i) Employee’s termination of employment for purposes of this Agreement (and for purposes of any other plan or arrangement subject to Section 409A which provides for payment upon or in connection with Employee’s termination of employment) will be determined in accordance with the definition of a “separation from service” under Treas. Reg.§1.409A-3(h), applying the default rule thereunder for purposes of determining when a reduction of bona fide services results in a termination of employment, (ii) if at the time of Employee’s separation from service with the Company, Employee is a “specified employee” as defined in Section 409A and the deferral of the payment or commencement of any payments or benefits otherwise payable by the Company to Employee as a result of such separation of service is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits until the date that is immediately after six months following Employee’s separation from service with the Company, or, if earlier, Employee’s death, at which time such deferred payments will be immediately payable to or on behalf of Employee, and (iii) if any other payments of money or other benefits due to Employee hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax. Each payment made under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A. To the extent any reimbursements or in-kind benefits due to Employee under this Agreement constitute “deferred compensation” subject to Section 409A, any such reimbursements or in-kind benefits shall be paid to Employee in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv). Without limiting the foregoing, to the extent that any in-kind benefits, perquisites or reimbursement of expenses are subject to Section 409A, the in-kind benefits, perquisites or reimbursement of expenses provided pursuant thereto during a year will not affect the in-kind benefits, perquisites, or expenses eligible for reimbursement to be provided in any other taxable year. In no event shall such an expense be reimbursed after the last day of the year following the year in which the expense was incurred. The right to any such payment, reimbursement or in-kind benefit is not subject to liquidation or exchange for another benefit. Notwithstanding clause (ii) above, (x) if any amount of employment taxes, within the meaning of regulations promulgated under Section 409A, are payable prior to the sixth month anniversary of Employee’s separation from service with respect to any deferred compensation amount, the Company shall utilize and be deemed to have paid a portion of any such deferred compensation to the extent necessary for the payment of such employment taxes, and (y) if any portion of Employee’s restricted stock, restricted stock units or benefits under any deferred compensation plan are deferred pursuant to the six-month deferral provision in clause (ii) above, then such restricted stock, restricted stock units or deferred compensation shall be treated during such six-month period, and adjusted for investment performance in the same manner, as outstanding restricted stock, restricted stock units or deferred compensation.

EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS PRIOR TO THE DATE OF THIS AGREEMENT.

WITNESS

Laura M. Thumen	Michael R. Wilson

/s/ Laura M. Thumen	/s/ Michael R. Wilson

	Dated:	January 17, 2013

EXELIS INC.

	By:	/s/ A. John Procopio

A. John Procopio
Senior Vice President, Chief Human Resources Officer

	Dated:	January 17, 2012

Exhibit A

SECOND RELEASE —

SEPARATION AGREEMENT AND

COMPLETE RELEASE OF LIABILITY

In further consideration of the severance benefits to be provided to Michael R. Wilson (“Employee”) pursuant to Paragraph 1 of the Separation Agreement and Complete Release of Liability , dated January 17, 2013, between Employee and Exelis Inc. (the “First Release”) in contemplation of Employee’s termination of employment with the Company ( for purposes of this Second Release the term “Company” refers to Exelis Inc. or as applicable, any division or subsidiary of Exelis Inc.) effective as of March 31, 2013 the (“Termination Date”) Employee (on Employee’s own behalf and on behalf of Employee’s heirs, administrators, executors, and assigns) hereby executes this Separation Agreement and Complete Release of Liability (the “Second Release”).

1. Complete Release. In exchange for, and in consideration of the commitments of the Company provided in Paragraph 1 of the First Release, Employee agrees to release the Company, any company that was or is directly or indirectly the parent or subsidiary of, related to or affiliated with the Company, any Company benefit plans and the employees, administrators, fiduciaries, agents, officers and directors of any of them, and any predecessors, successors or assigns, from all claims or demands Employee may have arising out of or relating to Employee’s employment with the Company or the termination of that employment. This includes, but is not limited to, a release of any rights or claims Employee may have under the Age Discrimination in Employment Act of 1967, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Ledbetter Fair Pay Act, the Employee Retirement Income Security Act of 1974 or any other federal, state or local laws, regulations or orders. This also includes, but is not limited to, a release by Employee of any contractual or tort claims or other claims arising under common law including, but not limited to, any claims for wrongful discharge. This release covers both claims that Employee knows about and those he may not know about prior to the date of the Second Release. This release, however, does not preclude Employee from enforcing the terms of this Second Release. This release does not include a release of any pension benefits for which Employee may be eligible under the terms of applicable benefit plans.

Employee agrees and intends that the foregoing release shall be construed in the broadest sense possible and shall be effective as a prohibition to all claims, charges, actions, suits, demands, obligations, damages, injuries, liabilities, losses, and causes of action of every character, nature, kind or description, known or unknown, and suspected or unsuspected that Employee may have against the Company and its agents, successors, assignees and representatives.

2. Reporting. Employee agrees that he has disclosed all known issues, concerns or complaints regarding any legal, regulatory or compliance requirement of the Company, any direct or indirect parent or subsidiary, officer, director or employee.

3. Period for Review and Consideration of Second Release. Employee understands that Employee has been given a period of 21 days to review and consider this Second Release before signing it. Employee further understands that Employee may use as much of this 21 day period as Employee wishes prior to signing. Employee agrees that no change to this Second Release, whether material, or immaterial, will restart the 21 day review period.

4. Encouragement to Consult with Attorney. Employee is advised to consider fully the terms of this Second Release and to consult with an attorney before signing this Second Release.

5. Employee’s Right to Revoke Second Release. Employee may revoke this Second Release within seven days after Employee signs it. Revocation can be made by delivering a written notice of revocation to Dr. John Procopio, Senior Vice President, Chief Human Resources Officer, Exelis Inc. 1650 Tysons Boulevard, Suite 1700, McLean VA, 22102, USA. For this revocation to be effective, written notice must be received by Dr. Procopio no later than the seventh day after Employee signs this Second Release. If mailed, the revocation must be postmarked within the revocation period. If Employee revokes this Second Release within said seven-day period, the Second Release shall not be effective or enforceable, and Employee will not receive the benefits described in Paragraph 1 of the Agreement. If Employee does not revoke this Second Release, then this Second Release shall become effective and enforceable on the eighth day after Employee signs it.

6. Incorporation from First Release. Employee acknowledges and agrees that the provisions of the First Release which are not covered by this Second Release are specifically incorporated herein and references to the Agreement in the First Release shall include this Second Release.

7. Non-Release of Future Claims. This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act of 1967 that arise after the date the Employee signs this Agreement.

EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS SECOND RELEASE, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

PLEASE READ THIS SECOND RELEASE CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS PRIOR TO THE DATE OF THIS AGREEMENT.

WITNESS	EMPLOYEE

Michael R. Wilson

Exelis Inc.

By:

Title:

Dated:

Exhibit B

Letter of Understanding

In consideration of my employment by Exelis (“The Company”) or any of its divisions or subsidiaries and the compensation to be paid to me by Exelis, I agree with The Company as follows:

1.	Business and Trade Secrets. I will not at any time, without prior written consent of the Company, either directly or indirectly use, divulge or communicate to any person, firm or corporation, any proprietary information of any kind concerning any matters relating to the business of the Company, including but not limited to the names, contact persons, habits or practices of any of the Company’s customers or clients or vendors; the business, financial and marketing strategies, forecasts, methods, procedures, techniques, practices and standards of the company; financial and planning data, computer reports, compilations of business and financial data, studies, manuals, memoranda, files, documents, correspondence, salary information and other confidential business or financial information concerning the business of the Company, its manner of operation or other proprietary data of any kind, nature or description if it is not generally available to the public.

2.	Compliance with Export Regulation. I agree to become familiar with, and adhere to the Company’s rules and guidelines pertaining to federal export regulations. In particular, Employee agrees not to export or release for export any company products, software, technology or technical data without first confirming that the Company has obtained any necessary export licenses. Employee understands that this includes not only transmitting Company products outside the United States, but also conveying technical information or assistance orally, in writing or by visual inspection, to a foreign national, whether within or outside the United States.

3.	Anti-Solicitation of Employees. During my employment with the Company and for eighteen months thereafter, Employee will not, directly or indirectly, or by action in concert with others, solicit or induce or attempt to solicit or induce, any person who is employed as an employee by the Company, to leave his or her employment with the Company and/or to perform services of any kind for any other person, firm or corporation.

4.	Anti-Solicitation of Customers and Clients. During my employment with the Company and for eighteen months thereafter, I will not, directly or indirectly, either on my own behalf, or on behalf of any other person, firm or corporation, divert or take away, or call on or solicit or attempt to call on or solicit, any of the Company’s current customers or clients, including those on whom I called or who I solicited or with whom I became acquainted while engaged as an employee of the Company.

5.	Covenant Against Disclosure. I realize that in the course of my employment by Exelis or any of its divisions or subsidiaries (“Employer”) my Employer may reveal to me or I may develop confidential information and I may conceive, make, or write inventions, improvements, developments, discoveries, technical information, trade secrets, computer programs, writings, mask works, trademarks, service marks, trade names, and designs (collectively “Intellectual Property”). In consideration of my employment or continued employment by my Employer I agree:

(a)	to keep in strictest confidence during and subsequent to my employment all information identified as confidential or which, from the circumstances, in good faith, and good conscience ought to be treated as confidential, relating to the products, machines, methods of manufacture, compositions, inventions, discoveries, trade secrets, secret processes, price lists, business plans, or any other information of the business or affairs of other information of the business or affairs of my Employer or any other person, firm, or corporation (collectively “Information”) which I may acquire or develop in connection with or as a result of my employment.

(b)	that, except as instructed by my Employer, I will not use any such information and without the prior written consent of my Employer, I will not directly or indirectly publish, communicate, divulge, or disclose to any unauthorized person nor apply for a patent, or copyright, trademark or mask work registration, on any such information during the period of my employment or at any time subsequent thereto.

(c)	that this covenant shall not apply to information already in the public domain or information which has been dedicated to or released to the public by my Employer.

(d)	ASSIGNMENT. that I hereby do assign to my Employer or its nominee, all my rights to Intellectual Property, including the right to invoke the benefit of the right of priority provided by the International Convention for the Protection of Intellectual Property, as amended, or by any treaty to which the United States is a party, which, I have made, written, or conceived or hereafter may make, write, or conceive, either solely or jointly with others: (a) with the use of my Employer’s time, materials, or facilities; or (b) resulting from or suggested by my work for my Employer; or (c) in any way pertaining to any subject matter related to the existing or contemplated business, products and services of (I) my Employer or (ii) any other entity in the same field of business or to which I may be exposed to during my course of employment.

(e)	DISCLOSURE — to make and maintain adequate and current written records of all such Intellectual Property in the form of notes, sketches, drawings, or reports. These records shall be and remain the property of and available to my Employer at all times and I agree promptly to disclose to my Employer all such Intellectual Property.

(f)	EXECUTION OF DOCUMENTS — at any time requested by my Employer, either during employment or after termination thereof, to execute, acknowledge, and deliver all such further papers, including application for patents, trademark registrations, copyright registrations, or mask work registrations in any and all countries and to vest title thereto in my Employer, its successors, assigns, or nominees.

(g)	TERMINATION — upon termination of my employment, to return to my Employer all property of my Employer in my custody, including delivery to my Employer’s Patent or Legal Department of all notebooks and other data relating to research or experiments or work conducted by me or any Intellectual Property made, written, or conceived by me and to make full disclosure relating to the Intellectual Property covered by this Agreement.

(h)	PRIOR INVENTIONS — that if, prior to the date of signing this Agreement, I have made or conceived any unpatented inventions, improvements, or developments, whether patentable or unpatentable, which I desire to have excluded from this Agreement, I have identified them on Attachment A, hereto.

(i)	COMPLIANCE NOT CONTINGENT UPON ADDITIONAL CONSIDERATION — that I have not been promised, and I shall not claim any additional or special payment for compliance with any of the provisions of this Agreement.

6.	No Employment Contract. I understand and acknowledge that this Agreement does not constitute a contract/guarantee of my employment by the Company.

7.	Effective After Termination. The obligations hereunder shall remain in effect during my employment by the Company and thereafter, whatever the reason for termination of such employment.

8.	Severability. That the unenforceability or in-applicability of any one or more phrases and/or provisions of this Agreement shall not affect the remaining provisions of this Agreement or any part thereof.

I have read, or have had read to me, and have full knowledge of and understand the above.

Michael R. Wilson

Signature	Date

Witness	Date

Attachment A

Inventions per Paragraph 5.(h) of the Exelis Inc. Letter of Understanding

(Include name of invention, date, where/how the invention has been documented, and reason you believe the invention should be excluded from the Exelis Standard LOU)

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